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EXHIBIT 10.13

                             DISTRIBUTION AGREEMENT

     This Distribution Agreement (the "Agreement") is made and entered into this 1st day of October, 1995, by and between TOMBSTONE PIZZA CORPORATION, a Delaware corporation with its principal place of business at Kraft Court, Glenview, Illinois 60025, ("Tombstone") and MIKE'S ORIGINAL, INC., a New York corporation with its principal place of business at 131 Jericho Turnpike, Jericho, New York 11753

     WHEREAS, Mikes is a manufacturer of cheesecake ice cream products, and Tombstone is a manufacturer and distributor of food products; and

     WHEREAS, Mike's' desires to engage the services of Tombstone to distribute its products to certain accounts in the distribution area described herein, and Tombstone desires to act in such capacity, all on the terms and subject to the conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein set forth the parties hereto agree as follows:

1.   Nature and Scope of the Distribution Relationship.

     a. Mike's hereby appoints Tombstone as its exclusive distributor of Mike's products set forth on Exhibit A, attached hereto and incorporated herein by reference (the "Products"), to the Distribution Area (the "Distribution Area") set forth on Exhibit A, and Tombstone hereby accepts such appointment, all according to the terms and subject to the conditions set forth herein. The parties agree to modify Exhibit A from time to time to reflect changes in the Products and/or Distribution Area. Notwithstanding the parties' failure to timely modify Exhibit A, in the absence of a written agreement to the contrary, the terms of this Agreement shall apply to Tombstone's distribution of any of Mike's products in any territory to which the parties orally agree.

     b. Mike's has previously contracted with various brokers for the sale of Products. Tombstone may sell and deliver Product to such Broker(s)' accounts and to other accounts in the Distribution Area. Tombstone has no obligation to any such Broker, all obligations with such Brokers is the sole responsibility of Mike's. Tombstone will provide direct store delivery of the Products and merchandising of the Products.

     c. Except as provided in Subparagraph 1(a), Tombstone shall not (i) sell or deliver the Products outside the Distribution Area or (ii) assist any third party in selling or distributing the Products outside the Distribution Area. Mike's reserves the right to solicit and make direct sales of the Products to any person, at any location, and to appoint such additional distributors in other locations outside the Distribution Area, or brokers for Products, as in Mike's sole judgment may be desirable, without obligation to Tombstone of any kind, including, without limitation, for commissions or other charges based on such sales.

2.       Undertakings of Tombstone.


     a. Tombstone shall use its best efforts to support and promote the sale of the Products in the Distribution Area. This obligation shall include efforts to:

         (i) fill, deliver, and handle all orders placed by Mike's customers, including orders for new items and introductory offers, in accordance with Mike's normal standards of doing business. Tombstone will not substitute non-Mike's branded products for the Products ordered by customers;

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         (ii) make every  reasonable  effort to maintain good trade  relations so that Mike's relationship with the trade is enhanced;

        (iii) handle special orders or give special service when reasonably necessary to the same extent provided by Tombstone with respect to other products sold by it;

        (iv) furnish a written list of customers and locations quarterly upon Mike's request;

        (v) provide quarterly sales data by customer and by route, as requested try Mike's with respect to the Products;

         (vi)  meet periodically with Mike's to review performance;

         (vii) Tombstone shall comply with all applicable federal, state and local laws and regulations with respect to the distribution of the Products and with all reasonable rules, regulations and policies established by Mike's and communicated to Tombstone which relate in general to distributors of the Products; and

         (viii) Tombstone shall safeguard, promote and maintain the excellent reputation for high quality now associated with the Products and with the Mike's trademark.

     b. Tombstone shall maintain adequate facilities for the warehousing and timely distribution of the Products.

     c. Tombstone shall permit Mike's personnel to make periodic audits of its facilities and vehicles used for distribution of the Products to determine compliance with this Agreement.

     d. Tombstone shall not be liable for its failure to comply with the provisions of this Agreement arising from causes beyond its control, including without limitation fire, storm, flood, earthquake, explosion, accident, acts of public enemies, war, rebellion, insurrection, sabotage, epidemic, quarantine restrictions, labor disputes or shortages, transportation embargo, or failure or delays in transportation, acts of God or acts of any governmental authority or agency thereof.

3.       Undertakings by Mike's.

     a. Mike's shall supply full truck load orders (22 pallets) of the Products ordered by Tombstone to Tombstone F.O.B. Tombstone's designated warehouse(s). Title shall pass to Tombstone and Tombstone shall bear all risks of loss with respect to the Products upon delivery of the Products to Tombstone's dock.

     b. Mike's shall not be liable for its failure to supply the Products arising from causes beyond its control, including without limitation fire, storm, flood, earthquake, explosion, accident, acts of public enemies, war, rebellion, insurrection, sabotage, epidemic, quarantine restrictions, labor disputes or shortages, transportation embargo, or failure or delays in transportation, inability to secure ingredients, acts of God or acts of any governmental authority or agency thereof. Mike's agrees, however, that in the event of any such failure it shall use reasonable efforts to supply to Tombstone any of the Products Mike's is able to supply on a proportionate basis with Mike's other distributors and/or brokers.

     c. Mike's shall produce and maintain adequate supplies of the Products to fill Tombstone's orders.


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     d. Mike's shall be solely liable for all obligations and any amounts due to
Mike's brokers in connection with the distribution of Products by Tombstone.

     e. Mike's will ensure that Tombstone is apprised of all promotions (both off invoice discounts and all fixed advertising allowances) no less than thirty
(30) days prior to the event.

         4.   Term and Termination.

     a. Except as otherwise provided herein, this Agreement shall commence an October 1, 1995, and continue in effect for an initial term of one (1) year. Unless terminated upon 60 days prior notice, this Agreement will thereafter continue provided that either party may terminate at any time by giving the other party at least sixty (60) days written notice that it desires to terminate this Agreement.

     b Notwithstanding Section 4(a), this Agreement may be terminated immediately by Mike's if there is a default, breach or failure of Tombstone to perform any material covenant, warranty or representation of this Agreement which is not cured within ten (10) days after Tombstone receives notice of such condition from Mike's.

     c. Notwithstanding Section 4(a), this Agreement may be terminated immediately by Tombstone if there is a default, breach or failure of Mike's to perform any material covenant, warranty or representation of this Agreement which is not cured within ten (10) days after Mike's receives notice of such condition from Tombstone.

     d. Any delay in sending any of the notices specified herein shall not constitute any waiver of the sending party's right to terminate this Agreement upon compliance with the terms of this Agreement.

     e. Tombstone shall have the right to distribute in the ordinary course of its business the Products in its possession on the effective date of any termination of this Agreement; provided, however, that any such sales shall be in accordance with the provisions of this Agreement. In its sole discretion, Mike's may elect to buy back all or any portion of such inventory of Products.

     f. The termination of this Agreement will operate as a cancellation, as of the date thereof, of all orders for Products which have not been delivered or shipped by Mike's, and neither party shall thereafter be under any obligation to the other with respect to orders so canceled.

     g. Tombstone shall not be entitled to any compensation, damages, payment for goodwill that may have been established, or any amount for any other cause by reason of a rightful termination by Mike's pursuant to this Agreement.

     h. Neither the expiration nor any termination of this Agreement for whatever cause shall affect any rights or obligations of any party which have accrued as of the effective date of such expiration or termination, nor shall it affect any rights or obligations of any party under this Agreement which are intended by the parties to survive such expiration or termination.

          5. Pricing and Payment.

     a. Mike's shall sell Products to Tombstone which will be distributed by Tombstone. Mike's suggested retail list prices are set forth on Exhibit A, attached hereto and incorporated herein by reference. Such prices may be amended by Mike's at any time in its sole discretion upon written notice to Tombstone.

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In compensation for the distribution  services provided herein,  Mike's will pay
Tombstone 25% of such suggested retail list price, Mike's will invoice Tombstone at the suggested retail price for such Products and Tombstone will deduct such 25%, plus all fixed costs previously deducted by Tombstone's customers, from Mike's invoice before payment is made to Mike's.

     b. Tombstone is entitled to offset any amounts owed by Mike's for unsaleables or other matters from any other amounts that it owes to Mike's; Tombstone may, at its option, invoice Mike's for such amounts rather than offset such amounts.

     c. All payments by Tombstone to Mike's shall be made within  twenty-one  (2
1) days of receipt of invoice.

     d. At the conclusion of each accounting period (4 or 5 weeks), Tombstone will invoice Mike's for all samples, demo samples, replacements, discounts or allowances made to Mike's customers for that accounting period. All payments by Mike's to Tombstone shall be made within twenty-one (21) days of receipt of invoice.

     e. Tombstone is entitled to return to and invoice Mike's for all Products which Tombstone is not able to distribute before the shelf-life code for such Products has expired. The parties contemplate that such returned Products may occur as a result of (i) anticipated sales to new and significant customers which do not occur, (ii) promotional sales which are anticipated but not achieved, and (iii) other such events which result in overstocking based upon reasonable expectations of sales. The parties do not contemplate that such returns will occur on a continuing basis; in such event, however, the parties agree to work together to control such returns.

     f. If Tombstone manages total annual variable expense (off-invoice discount rate, replacement rate and sample rate) to less than six and one-half percent (6.5%) of total gross sales (the "Target Spending Amount") for any calendar year, Tombstone shall be entitled to receive as a bonus an amount equal to the difference between actual total variable sales expense and the Target Spending Amount, payable within thirty (30) days of the close of that year. By way of example only, if Tombstone's total annual variable expense for an accounting period was 5.5% of total gross sales, it would be entitled to a bonus of 1% of total gross sales for that year.

     g. Tombstone shall be entitled to a five percent (5%) commission on all sales to subdistributors for which Tombstone acts as selling agent.

     6. Confidentiality. All business information and materials and trade secrets of one party provided to the other party hereunder in furtherance of this Agreement will be treated by the receiving party as confidential, to be used solely in connection with such party's performance under the terms of this Agreement, and will not be disclosed to any persons other than the receiving party's employees who have a reasonable need to know in connection with the receiving party's performance hereunder. The receiving party agrees that any breach of this section by the receiving party, its employees, agents or subcontractors shall cause irreparable injury to the disclosing party, and that the disclosing party shall be entitled to specific performance and injunctive relief or other equitable relief as a remedy for any such breach.

     7. Indemnification.

     a. Mike's shall indemnify, defend and hold Tombstone harmless from all liabilities, damages, injuries, claims ' suits, judgments, causes of action, and expenses (including reasonable attorneys' fees, court costs and out-of-pocket expenses) suffered or incurred by Tombstone as a result of (i) a breach of any representation, warranty or covenant made hereunder, (ii) except with respect to product liability, any act or deed, whether by way of tort or contract, committed or omitted by Mike's, its employees or agents in the performance of


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this  Agreement or (iii) a failure to comply with all valid federal,  state,  or local laws, ordinances and regulations or a breach of warranty, express or implied, as to the quality of the Product if such quality is detective through causes arising in the production, packaging, delivery, or storage by Mike's or for tort damages arising out of negligence or omission by Mike's or its employees in producing, packing, or storing or delivering the Product.

         b. Tombstone shall indemnify, defend and hold Mike's harmless from all liabilities, damages, injuries, claims, suits, judgments, causes of action, and expenses (including reasonable attorneys' fees, court costs and out-of-pocket expenses) suffered or incurred by Mike's as a result of (i) a breach of any representation, warranty or covenant made hereunder or, (ii) any act or deed, whether by way of tort or contract, committed or omitted by Tombstone, its employees or agents in the performance of this Agreement, except if such liability arises as a result of Mike's breach of any of its obligations under this Agreement.

         8. Independent Contractor. Tombstone is an independent contractor (hiring the term hereof. Neither Tombstone, its agents or its employees shall under any circumstances be deemed agents, partners, joint venturers or representatives of Mike's. No party hereto shall have the right to bind any other party in any respect except as expressly provided herein.

        9. Notice. Any notice, request, information or other document to be given hereunder to any of the parties by any other party shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, return receipt requested, as follows:

         If to Mike's:      Mike's Original, Inc.
                            131 Jericho Turnpike
                            Jericho, NY 11753
                            Attention: Dan Kelly
                            Telecopy #: (516) 334-2292

         If to Tombstone:   Tombstone Pizza Corporation
                            Kraft Court
                            Glenview, Illinois 60025
                            Attention: Vice President, Sales
                            Telecopy #: (708) 646-3981

         Either party may change the address to which notices are to be seat to it by giving written notice of such change of address to the other party in the manner herein provided for giving notice.

         10. Trademarks. Trademarks and trade names used by Mike's or by any of its subsidiaries or affiliates in connection with any of the Products shall be used by Tombstone pursuant to this Agreement only with reference to such Products in the manner approved in writing by Mike's. Tombstone shall discontinue all use of such trademarks and trade names pursuant to this Agreement immediately upon termination of this Agreement. Tombstone acknowledges that it does not have nor will it obtain by this Agreement any proprietary interest in any of such trademarks and trade names. Tombstone further agrees not to use any of such trademarks and trade names as part of its corporate or business name.

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         11.  Survival.  The  provisions  of  Sections  4, 6, 7 and 11 hereof shall survive any expiration or termination of this Agreement.

         12.  Miscellaneous.

         a. The failure of any party hereto at any time to require performance by any other party of any provision of this Agreement shall in no way affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision as this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver or any right under this Agreement.

         b. This Agreement is to be construed and governed by the substantive laws, but not the laws of conflict, of the State of Illinois.

         c. Tombstone acknowledges that the services to be rendered by it to Mike's are unique and personal. Accordingly, Tombstone may not assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of Mike's, except that this Agreement may at any time be assigned as a part of a sale or reorganization of all or substantially all of Tombstone's business. This Agreement shall inure to the benefit of Mike's and to Mike's successors, assigns or affiliates.

         d. This document and any documents incorporated by reference herein constitute the entire agreement and understanding between the parties regarding the subject matter hereof, and supersedes and merges all prior discussions and agreements between them relating thereto. No waiver, modification or amendment to this Agreement shall be valid unless in writing, signed by the parties hereto. No usage of trade or course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any party hereunder.

         e. This Agreement may be executed in counterparts, including by means of telecopied signature pages, any one of which need not contain the signature of more than one party, each of which shall be deemed an original, but all of which together shall constitute tire entire agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
                                       MIKE'S ORIGINAL, INC.

                                       By:__________________________________

                                       Its:__________________________________


                                       TOMBSTONE PIZZA CORPORATION

                                       By:_________________________________

                                       Its:__________________________________

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                            EXHIBIT A


Distribution Area:  The State of California

                    The  following  counties in the State of  Washington:
                    Skamania,  Clark and Cowlitz.

                    The  State of Oregon  except  for the  following  counties:
                    Union,  Baker, Umatilla and Wallowa.

                    The City of Las Vegas, Nevada

Classes of Trade:   All (military, club and C-stores with approval of both
                    parties).

Product description:Pints of Cheesecake Ice Cream

         Flavors:      Strawberry Fantasy
                       Graham Cracker Delight
                       Chocolate Tidbits

         Costs:        $16.00 per case
                       $2.00 per unit

Product Description:   Novelties

         Flavors-      Graham Cracker Crunch Bar
                       Strawberry Sorbet Bar
                       Grahamwich Sandwich

         Costs:        $27.00 per case
                       $2.25 per unit

     However, the cost for Novelties for sale in those portions of the Distribution Area serviced by Tombstone's Seattle office only shall be as follows:

                       $25.80 per case
                       $2.15 per unit


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November 21, 1995



Daniel B. Kelly
Mike's Original, Inc.
131 Jericho Turnpike
Jerico, NY 11753

Re:     Mike's/Tombstone Distribution Agreement - Exhibit A-1

Dear Dan:

This letter will confirm that we have added the areas set forth in the attached Exhibit A-1 to the Territory for Distibution Agreement between Tombstone and Mike's Orignial. All of the terms of the Agreement shall apply to the expanded Territory. Please sign below an on the enclosed duplicate original and return one copy to me to confirm your agreement. We look forward to continued success in this venture and thank you for your cooperation.


Very truly yours,


Greg Banks


Agreed and Accepted
Mike's Original, Inc.,


By:______________________
Its:_______________________

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                           EXHIBITS A-1



Distribuition Area:   The States of:

               Maine           Massachusetts             New York
               Vermont         Rhode Island New Jersey
               New Hampshire   Connecticut  Pennsylvania

Class of Trade:       All (Military, Cluband C-Stores and Foodservicewith
                      approval of both parties

Product Description:  Pints of Cheeesecake ice Cream

Flavors               Strawberry Fantasy
                      Graham Cracker Delight
                      Chocolate Tidbits

Costs:                $16.00 per case
                       $2.00 per Unit

Product Description:  Novelties

Flavors
         Graham Cracker Crunch Bar
         Strawberry Sorbet Bar
         Grahamwich Sandwich

Costs:   $25.00 per case
         $2.083 per unit

Service: D.C. and I.C.S storage facilities will be serviced twice per month by bonded, dedicated driver via Prime Trucking. Tombstone will provide security access to all I.C.S. units to Prime Trucking dedicated driver.